Exhibit 10.1

SEVENTH AMENDMENT AGREEMENT

THIS SEVENTH AMENDMENT AGREEMENT (this “Amendment”) is made effective as of the 31 day of January, 2024, by and among CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company (the “Borrower”), CANTERBURY PARK HOLDING CORPORATION, a Minnesota corporation (the “Guarantor”), CANTERBURY PARK CONCESSIONS, INC., a Minnesota corporation (“Canterbury Concessions”), and BREMER BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain General Credit and Security Agreement dated as of November 14, 2016, as amended by that certain Amendment Agreement dated as of September 30, 2017, as further amended by that certain Second Amendment Agreement dated as of September 30, 2018, as further amended by that certain Third Amendment Agreement dated as of September 30, 2019, as further amended by that certain Fourth Amendment Agreement dated as of September 30, 2020, as further amended by that certain Fifth Amendment Agreement dated as of December 23, 2020, and as further amended by that certain Sixth Amendment Agreement dated as of February 28, 2021 (collectively, the “Credit Agreement”), which sets forth the terms and conditions of a revolving line of credit to the Borrower in the current maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the “Loan”); and

WHEREAS, the obligation of the Borrower to repay the Loan is evidenced by that certain Third Amended and Restated Revolving Credit Note dated as of February 28, 2021 (the “Existing Note”), executed by the Borrower and payable to the Lender in the original principal amount of $10,000,000.00; and

WHEREAS, the Existing Note is secured by, among other things, that certain Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents dated as of February 28, 2021 (the “Mortgage”), executed by Borrower, as mortgagor, in favor of the Lender, as mortgagee, and encumbering the real property described therein; and

WHEREAS, the Existing Note is further secured by, among other things, that certain Third Party Security Agreement dated as of November 14, 2016 (the “Security Agreement”), executed by Canterbury Concessions, as debtor, in favor of the Lender, as secured party; and

WHEREAS, the Existing Note has been guaranteed by the Guarantor pursuant to that certain Corporate Guaranty dated as of November 14, 2016 (the “Guaranty”), executed by the Guarantor in favor of the Lender; and

WHEREAS, as of the date hereof, there is outstanding under the Existing Note the principal amount of $0.00; and

WHEREAS, the Borrower has requested that the Lender (i) extend the Maturity Date of the Loan from January 31, 2024, to January 31, 2027, (ii) reduce the maximum principal available under the Loan from $10,000,000 to $5,000,000, (iii) release the Mortgage as collateral for the loan, (iv) modify the Debt Service Coverage Ratio reporting; and (v) make certain other modifications to the Credit Agreement; and

WHEREAS, the Lender has agreed to the foregoing, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

2.    Recitals. All of the recitals set forth above shall bind the parties hereto and are hereby made a part of this Amendment.

3.    Release of Mortgage. Contemporaneously with the execution of this Amendment, the Lender hereby agrees to release the land secured by the Mortgage from the Lender’s lien and security interest. To effectuate the release, the Lender will deliver that certain Satisfaction of Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents (the “Mortgage Release”) to the Borrower, the form of which is attached hereto as Exhibit B. The Borrower shall coordinate the filing of the Mortgage Release with the applicable governmental office. Notwithstanding anything to the contrary contained in the Credit Agreement, from and after the date of the Mortgage Release, any and all references, covenants or conditions in the Credit Agreement related to the Mortgage or the collateral secured thereby shall be disregarded.

4.    Fourth Amended and Restated Revolving Credit Note. Contemporaneously with the execution of this Amendment, the Borrower has executed and delivered to the Lender that certain Fourth Amended and Restated Revolving Credit Note of even date herewith in the original principal amount of $5,000,000.00 (the “Amended and Restated Note”), which constitutes an amendment and restatement of the Existing Note in its entirety.

5.    Amendments to the Credit Agreement.

A.    Any and all references in the Credit Agreement to the “Agreement” or “this Agreement” shall mean and refer to the Credit Agreement, as amended by this Amendment.

B.    The definition of “Loan Documents” and all references thereto in the Credit Agreement are hereby modified to mean and include the Loan Documents, defined in the Credit Agreement, as such documents may be amended by this Amendment, and shall no longer include reference to the Mortgage.

C.    The definition of “Maturity Date” in Section 2 of the Credit Agreement is hereby amended by deleting the date “January 31, 2024” and replacing it with the date “January 31, 2027”, thereby extending the Maturity Date to such later date.

D.    Paragraph A of the recitals in the Credit Agreement is hereby amended by deleting the reference to the original principal amount of “Ten Million and 00/100 Dollars ($10,000,000.00)” and replacing it with “Five Million and 00/100 Dollars ($5,000,000.00)”, thus reflecting the reduction in the maximum principal amount available under the Loan.

E.    The definition of “Revolving Credit Commitment” located in Section 2 of the Credit Agreement is hereby amended by deleting the reference to “$10,000,000.00” and replacing it with “$5,000,000.00”, thus reflecting the reduction in the maximum principal amount available under the Loan.

F.    Section 17(k) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(k)         Achieve and maintain a Debt Service Coverage Ratio of not less than 1.20 to 1.00 as of the end of each fiscal quarter of Borrower for the trailing twelve (12) months ending on the last day of such fiscal quarter then ended, measured quarterly.

G.    The Revolving Credit Note attached as Exhibit A to the Credit Agreement is hereby deleted in its entirety and replaced with the Fourth Amended and Restated Revolving Credit Note attached hereto as Exhibit A.

6.    Consent of and Reaffirmation of Guaranty. The Guarantor hereby consents to the terms of this Amendment, repeats and reaffirms each and all of its obligations under the Guaranty and agrees that the Guaranty guaranties repayment of, among other things, the Amended and Restated Note and performance of all other obligations of the Borrower to the Lender.

7.    Priority and Validity of the Security Agreement. Canterbury Concessions represents and warrants to the Lender that the Security Agreement grants to the Lender a valid and first priority security interest in the collateral described therein (subject to liens permitted therein), and such security interest secures, among other things, all of the Borrower’s obligations under the Existing Note, as amended by the Amended and Restated Note, and will continue in full force and effect until the Amended and Restated Note is satisfied in full.

8.    Legal Representation. The Borrower, the Guarantor and Canterbury Concessions (collectively, the “Loan Parties”) hereby represent, warrant and agree that they have fully considered the terms of this Amendment and the documents related hereto and have had the opportunity to discuss this Amendment and the documents related hereto with their legal counsel, and that they are executing the same without any coercion or duress on the part of the Lender.

9.    Authority. The Loan Parties hereby represent and warrant to the Lender that they have full power and authority to execute and deliver this Amendment and to incur and perform their obligations hereunder; the execution, delivery and performance by the Loan Parties of this Amendment will not violate any provision of the organizational documents of any of the Loan Parties, or any law, rule, regulation or court order or, except as would not reasonably be expected to result in a Material Adverse Occurrence, result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Loan Parties are a party or by which the Loan Parties or their properties may be bound or affected.

10.    Original Terms. Except as expressly amended herein, the Credit Agreement, and the Loan Documents associated therewith, as modified by this Amendment, shall be and remain in full force and effect in accordance with their original terms.

11.    No Waiver. The Loan Parties hereby acknowledge and agree that, by executing and delivering this Amendment, the Lender is not waiving any existing Event of Default, whether known or unknown, or any event, condition or circumstance, whether known or unknown, which with the giving of notice or the passage of time or both would constitute an Event of Default, nor is the Lender waiving any of its rights or remedies under the Loan Documents.

12.    No Setoff. The Loan Parties acknowledge and agree with the Lender that no events, conditions or circumstances have arisen or exist as of the date hereof which would give any of the Loan Parties the right to assert a defense, counterclaim and/or setoff any claim by the Lender for payment of amounts owing under the Existing Note, as amended by the Amended and Restated Note. Any defense, right of setoff or counterclaim which might otherwise be available to the Loan Parties is hereby fully and finally waived and released in all respects.

13.    Merger. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements, and alleged agreements by or among the Lender and the Loan Parties in connection with the Loan are hereby merged into the Loan Documents, as amended by this Amendment; shall be of no further force or effect; and shall not be enforceable unless expressly set forth in the Loan Documents, as amended by this Amendment. All commitments, promises, and agreements of the parties hereto are set forth in this Amendment and the Loan Documents and no other commitments, promises, or agreements, oral or written, of any of the parties hereto shall be enforceable against any such party.

14.    Release. The Loan Parties hereby release and forever discharge the Lender and its past, present and future officers, directors, attorneys, insurers, servants, representatives, employees, shareholders, subsidiaries, affiliates, participants, partners, predecessors, principals, agents, successors and assigns of and from any and all existing or future claims, demands, obligations, interests, suits, actions or causes of action, at law or in equity, whether arising by contract, statute, common law or otherwise, both direct and indirect, of whatsoever kind or nature, arising out of or by reason of or in connection with the Loan, the Loan Documents, this Amendment, any prior amendments or agreements or the documents related hereto or thereto or any acts, omissions, or conduct occurring on or before the date hereof.

15.    Costs and Expenses. The Borrower shall pay all reasonable and documented out-of-pocket costs and expenses, including attorneys’ fees paid or incurred by the Lender in connection with the preparation of this Amendment and the documents related hereto and the closing and consummation of the transaction contemplated hereby.

16.    Further Assurances. The Loan Parties hereby agree to execute and deliver such other further agreements, documents and instruments as reasonably requested by the Lender in order to effectuate the purposes of this Amendment and the documents related hereto.

17.    No Default. The Loan Parties hereby represent and warrant to the Lender that no Event of Default, or event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

18.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed signature page of this Amendment by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

19.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

20.    Headings. The descriptive headings for the several sections of this Amendment are inserted for convenience only and not to define or limit any of the terms or provisions hereof.

21.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Amendment as of the day and year first above written.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO SEVENTH AMENDMENT AGREEMENT]

BORROWER:

CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company

By:	/s/ Randall D. Sampson
Randall D. Sampson
Its: President and CEO

GUARANTOR:

CANTERBURY PARK HOLDING CORPORATION, a Minnesota corporation

By:	/s/ Randall D. Sampson
Randall D. Sampson
Its: President and CEO

CANTERBURY CONCESSIONS:

CANTERBURY PARK CONCESSIONS INC., a Minnesota corporation

By:	/s/ Randall D. Sampson
Randall D. Sampson
Its: President and CEO

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[SIGNATURE PAGE TO SEVENTH AMENDMENT AGREEMENT]

LENDER:

BREMER BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Laura Helmueller
Laura Helmueller
Its: Senior Vice President

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EXHIBIT A

FOURTH AMENDED AND RESTATED REVOLVING CREDIT NOTE

$5,000,000.00	Eagan, Minnesota

Effective Date: January 31, 2024

FOR VALUE RECEIVED, the undersigned, CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company (the “Borrower”), promises to pay to the order of BREMER BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”), on the Revolving Credit Termination Date, the principal sum of Five Million and No/100ths Dollars ($5,000,000.00) or, if less, the then aggregate unpaid principal amount of the Advances as may be borrowed by the Borrower under the Credit Agreement (as defined herein) and are outstanding on the Revolving Credit Termination Date. All Advances and all payments of principal shall be recorded by the Lender in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

The Borrower further promises to pay to the order of the Lender interest on each Advance from time to time outstanding from the date hereof until paid in full at a fluctuating annual rate equal to the greater of: (a) the Prime Rate, or (b) 3.0%; provided, however, that, notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of any Event of Default, the rate of interest hereunder shall be 2.0% per annum above the current rate of interest. Interest shall be due and payable on the first day of each calendar month, commencing on March 1, 2024, and at maturity. Interest payment after maturity shall be payable on demand. Each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Lender at the Lender’s office at 1995 Rahncliff Court, Eagan, Minnesota 55122, or at such other place as may be designated by the Lender to the Borrower in writing.

This Note is the Revolving Credit Note referred to in, and evidences indebtedness incurred under that certain General Credit and Security Agreement dated as of November 14, 2016 (herein, as it may be amended, modified or supplemented from time to time, called the “Credit Agreement”; capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Lender, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

All parties hereof, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

This Note constitutes an amendment and restatement of that certain Third Amended and Restated Revolving Credit Note dated February 28, 2021 (the “Existing Note”), executed by the Borrower and payable to the Lender in the original principal amount of $10,000,000.00 and is given in replacement of, but not in payment for, the Existing Note. This Note is not a novation of any indebtedness of the Borrower to the Lender.

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CANTERBURY PARK ENTERTAINMENT LLC, a Minnesota limited liability company

By:	/s/ Randall D. Sampson
Randall D. Sampson
Its: President and CEO

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